UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 29, 2009 (September 28, 2009)

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

32/F, Tower 1, Millennium City
388 Kwun Tong Road
Kwun Tong, Kowloon
Hong Kong
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.   Changes in Control of Registrant

On September 28, 2009, Michael Mak (and his 100% owned affiliate Stanford International Holding Corporation) sold 33,500,000 common shares of the Company, and 250,000 shares of Series A preferred stock of the Company, to Sina Dragon Holdings Limited, for an aggregate of US$10,000.00 cash paid to Mr. Mak and Stanford International Holding.  The shares were sold as restricted securities.

The common shares represent 23% of the total 142,138,400 outstanding common shares.  The 250,000 Series A preferred stock is convertible into 50,000,000 shares of common stock.  However, the purchased shares together represent 36.5% of the voting rights of shareholders, as the holders of preferred and common shares vote together on all matters presented to shareholders (as provided  in the Designation of Preferred Shares (Exhibit 3.1 to the Form 8-K filed on October 27, 2006)), and the holder of the preferred shares is entitled to vote the shares as if converted to common stock.  The formula for determining the votes which the holder of preferred shares is entitled to cast is set forth in the Designation.

Sina Dragon Holdings Limited, a private  Hong Kong investment company,  is 100% owned by Mr. Stanley Lai, who is its sole officer and director.   Mr. Ping Shun Lai (brother of Mr. Stanley Lai) now is the sole director and officer of the Company (see below).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of September 28, 2009, the Board of Directors appointed Mr. Ping-Shun Lai as Chief Executive Officer, Interim Chief Financial Officer, Secretary and Treasurer of the Company.  Following his appointment, John A. Leper and Hin Lee Kwong resigned as officers and directors.

Mr. Ping-Shun Lai (age 63) has more than 40 years of experience in running manufacturing operations in Hong Kong and the People’s Republic of China, and has established relationships with high-level personnel within different Ministries of the PRC.  Since 1999, Mr. Lai has been a consultant and director for Teams Uniform Specialist Co., Ltd., a garment manufacturing company based in Hong Kong.  Presently there are no arrangements for the Company to pay any compensation to Mr. Lai.

The Company intends to seek qualified persons to serve as additional directors, and also for the position of Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: September 29, 2009	By: /s/ Ping-Shun Lai
Peng-Shun Lai, Chief Executive Officer and Interim Chief Financial Officer